UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 26, 2014 (February 24, 2014)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 2120 and 2122, Leighton Centre,
77 Leighton Road, Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 24, 2014, Network CN Inc. (the “Company”), sold 3 million (3,000,000) shares of the Company’s common stock (the “Shares”) to CPE II, L.P. pursuant to the terms of a Common Stock Purchase Agreement between the Company and CPE II, L.P., dated February 24, 2014. The purchase price paid by CPE II, L.P. for the Shares was $0.10 per Share for an aggregate sum of Three Hundred Thousand U.S. Dollars (US$300,000.00). Net proceeds from the financing will be used for general corporate purposes.

On February 24, 2014, the Company sold 1.5 million (1,500,000) shares of the Company’s common stock to FAVA International Holdings Limited pursuant to the terms of a Common Stock Purchase Agreements between the Company and FAVA International Holdings Limited, dated February 24, 2014. The purchase price paid by FAVA International Holdings Limited for the Shares was $0.10 per Share for an aggregate sum of One Hundred Fifty Thousand U.S. Dollars (US$150,000.00). Net proceeds from the financing will be used for general corporate purposes.

On February 24, 2014, the Company sold 3 million (3,000,000) shares of the Company’s common stock  to Wong Wing Kong pursuant to the terms of a Common Stock Purchase Agreement between the Company and Wong Wing Kong, dated February 24, 2014. The purchase price paid by Wong Wing Kong for the Shares was $0.10 per Share for an aggregate sum of Three Hundred Thousand U.S. Dollars (US$300,000.00). Net proceeds from the financing will be used for general corporate purposes.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, a copy of which is filed as Exhibit 2.1, 2,2 and 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The information reported in Item 1.01 is incorporated by reference into this Item 3.02. The offering was made pursuant to an exemption from registration with the SEC pursuant to Regulation S. The Shares have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. The Company did not grant any registration rights to the Investor with respect to the Shares in the offering.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

2.1	Common Stock Purchase Agreement dated February 24, 2014, by and between Network CN Inc. and CPE II, L.P.
2.2	Common Stock Purchase Agreement dated February 24, 2014, by and between Network CN Inc. and FAVA International Holdings Limited
2.2	Common Stock Purchase Agreement dated February 24, 2014, by and between Network CN Inc. and Wong Wing Kong
99.1	Press Release dated February 24, 2014

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2014

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer